Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2025 relating to the consolidated financial statements of Zynex, Inc. (the “Company”) and the effectiveness of internal control over financial reporting of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

New York, NY

April 25, 2025